      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1997

                                           REGISTRATION NO. 333-26929

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                          THE SECURITIES ACT OF 1933 *


                              BANC ONE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Ohio                                     31-0738296
----------------------------------        --------------------------------------
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)


100 East Broad Street, Columbus, Ohio                      43271
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

                   First USA, Inc. Employee Stock Option Plan
                     First USA, Inc. 1991 Stock Option Plan
    First USA, Inc. Amended and Restated Outside Directors Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plans)

                               Steven Alan Bennett
                    Senior Vice President and General Counsel
                              BANC ONE CORPORATION
                               Department OH1-0158
                100 East Broad Street, Columbus, Ohio 43271-0158
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                  614/248-7590
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 With Copies to:
                             Kenneth L. Wagner, Esq.
                              BANC ONE CORPORATION
                               Department OH1-0158
                              100 East Broad Street
                            Columbus, Ohio 43271-0158
                                  614-248-5304

                         Calculation of Registration Fee

================================================================================
                                    Proposed       Proposed
                                    maximum        maximum
Title of           Amount           offering       aggregate      Amount of
securities to      to be            price          offering       registration
be registered      registered(1)    per share      price          fee
--------------------------------------------------------------------------------

Common Stock       10,134,300          (2)            (2)             (2)

================================================================================

(1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Not applicable. All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of the Registrant's Form S-4 Registration Statement (333-26929) on May 12, 1997.

* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described in Part II under "Introductory Statement."





Exhibit Index on page II-4.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                             INTRODUCTORY STATEMENT

      BANC ONE CORPORATION (the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-26929) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 ("Amendment No. 1") with respect to up to 10,134,300 shares of the Registrant's common stock, no par value ($5 stated value) per share ("Common Stock") issuable in connection with the First USA, Inc. Employee Stock Option Plan, the First USA, Inc. 1991 Stock Option Plan and the First USA, Inc. Amended and Restated Outside Directors Stock Option Plan (collectively, the "Plans"). All such shares of Common Stock were previously included in the Form S-4.

      Pursuant to an Agreement and Plan of Merger dated as of January 19, 1997, and amended as of April 23, 1997, between First USA, Inc. ("First USA") and the Registrant (as amended, the "Merger Agreement"), First USA was merged (the "Merger") with and into the Registrant on June 27, 1997 (the "Effective Time") at which time the separate corporate existence of First USA ceased. At the Effective Time, each of the Plans was assumed by the Registrant and each outstanding and unexercised option (a "First USA Option") to purchase shares of First USA common stock ("First USA Common Stock") was assumed by the Registrant. After the Effective Time, each First USA Option is deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such First USA Option immediately prior to the Effective Time, the number of shares of Common Stock equal to the product, rounded to the nearest whole share, of the number of shares of First USA Common Stock subject to such First USA Option and 1.1659, at a price per share equal to the exercise price per share of First USA Common Stock otherwise purchasable pursuant to such First USA Option divided by 1.1659, rounded down to the nearest cent.

ITEM 3.  Incorporation of Documents by Reference.

      The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

      1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended by the Form 10-K/A filed March 21, 1997).

      2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

      3. The Registrant's Current Reports on Form 8-K filed January 28, 1997, January 29, 1997, April 17, 1997 and April 24, 1997.

      4. The description of the Common Stock contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Exchange Act on Form 8-B on May 1, 1989, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  Description of Securities.

         Not Applicable.


ITEM 5.  Interests of Named Experts and Counsel.

      The validity of the Common Stock to be issued pursuant to the Plans will be passed upon by Steven Alan Bennett, Senior Vice President and General Counsel of the Registrant. Mr. Bennett owns a number of shares of Common Stock and holds options to purchase additional shares of Common Stock.


ITEM 6.  Indemnification of Directors and Officers.

         Section 1701.13(E) of the Ohio General Corporation Law sets forth provisions which define the extent to which a corporation may indemnify directors, officers and employees. Those provisions have been adopted by the Registrant in Article V of the Registrant's Code of Regulations. Article V provides for the indemnification or the purchase of insurance for the benefit of the directors, officers, employees and agents of the Registrant in the event such persons are subject to legal action as a result of actions in their capacities as directors, officers, employees or agents of the Registrant. The Registrant has entered into indemnification agreements with its directors and executive officers that provide for indemnification unless the indemnitee's conduct is finally adjudged by a court to be knowingly fraudulent, deliberately dishonest or willful misconduct. The Registrant indemnifies other officers, employees or agents provided such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Registrant or, with respect to criminal actions, had no reason to believe was unlawful.

ITEM 7.  Exemption from Registration Claimed.

         Not Applicable.


ITEM 8.  Exhibits.

         See the Exhibit Index attached hereto.


ITEM 9.  Undertakings.

      A. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

              provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 30, 1997.

                                            BANC ONE CORPORATION


                                            By:   /s/ Steven Alan Bennett
                                                --------------------------------
                                                 Steven Alan Bennett
                                                 Senior Vice President
                                                 and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this Post- Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                       Title                      Date
          ---------                       -----                  -------------


 /s/ John B. McCoy*               Chairman of the Board          June 30, 1997
-----------------------------     (Principal Executive
John B. McCoy                     Officer & Director)

 /s/ Richard J. Lehmann*          President and Director         June 30, 1997
-----------------------------
Richard J. Lehmann


 /s/ Michael J. McMennamin*       Executive Vice President      June 30, 1997
-----------------------------     (Principal Financial
Michael J. McMennamin             Officer)

 /s/ Bobby L. Doxey*              Controller (Principal         June 30, 1997
-----------------------------     Accounting Officer)
Bobby L. Doxey


 /s/ Bennett Dorrance*            Director                      June 30, 1997
-----------------------------
Bennett Dorrance


 /s/ Charles E. Exley, Jr.*       Director                      June 30, 1997
-----------------------------
Charles E. Exley, Jr.


 /s/ E. Gordon Gee*               Director                      June 30, 1997
-----------------------------
E. Gordon Gee

          Signature                       Title                      Date
          ---------                       -----                 -------------


 /s/ John R. Hall*                  Director                    June 30, 1997
--------------------------------
John R. Hall


 /s/ Laban P. Jackson, Jr.*         Director                    June 30, 1997
--------------------------------
Laban P. Jackson, Jr.


 /s/ John W. Kessler*               Director                    June 30, 1997
--------------------------------
John W. Kessler


 /s/ John G. McCoy*                 Director                    June 30, 1997
--------------------------------
John G. McCoy


 /s/ Thekla R. Shackelford*         Director                    June 30, 1997
--------------------------------
Thekla R. Shackelford


 /s/ Alex Shumate*                  Director                    June 30, 1997
--------------------------------
Alex Shumate


 /s/ Frederick P. Stratton, Jr.*    Director                    June 30, 1997
--------------------------------
Frederick P. Stratton, Jr.


 /s/ Robert D. Walter*              Director                    June 30, 1997
--------------------------------
Robert D. Walter



*By:  /s/ Steven Alan Bennett
    ----------------------------
    Attorney-in-fact

                                  EXHIBIT INDEX
                         FORM S-8 REGISTRATION STATEMENT


Exhibit No.                Description of Exhibit                Sequential Page
-----------                ----------------------                      No.
                                                                 ---------------

  3.1            Amended Articles of Incorporation of the
                 Registrant.


  5              Opinion of Steven Alan Bennett, Esq.,
                 Senior Vice President and General Counsel of the Registrant, regarding the legality of the securities being offered, including consent.*


 23.1            Consent of Steven Alan Bennett, Esq.,
                 Senior Vice President and General Counsel of the Registrant (included in Exhibit 5 attached hereto).*


 23.2            Consent of Coopers & Lybrand L.L.P.


 24              Powers of Attorney (included elsewhere in
                 Part II of this Registration Statement).*


*  Previously filed.